Exhibit 16

July 15, 2019

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of PAVmed Inc. and Subsidiaries, filed July 15, 2019 and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ CITRIN COOPERMAN & COMPANY, LLP